Exhibit 10.7

VOTING PROXY AGREEMENT

PROXY AGREEMENT, dated as of [               ], 2017 (this “Proxy Agreement”) by and between Helios and Matheson Analytics Inc., a Delaware corporation (the “Helios”) and Mitch Lowe, an individual (“Lowe”), in his capacity as Chief Executive Officer of MoviePass Inc. (“MoviePass”). Capitalized terms used but not defined herein have the meanings ascribed to them in the SPA (as defined below).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement by and between MoviePass and Helios, dated August 15, 2017 (the “SPA”), Helios has acquired the MoviePass Shares;

WHEREAS, as an inducement to MoviePass to enter into the SPA, MoviePass has required, and Helios has agreed, to grant this proxy to Lowe, in his capacity as Chief Executive Officer of MoviePass, with respect to the MoviePass Shares.

NOW, THEREFORE in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

VOTING PROXY

Section 1.01. Proxy.

(a) Helios hereby (i) grants to, and appoints, Lowe, in his capacity as Chief Executive Officer of MoviePass, Helios’ proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Helios, to vote all of the MoviePass Shares that now are or hereafter may be held or otherwise beneficially owned by Helios, including any and all other shares of MoviePass Common Stock or other securities of MoviePass issued pursuant to a dividend, distribution, share split, recapitalization, division, combination or similar transaction in respect of the MoviePass Shares (the “Covered Shares”), (ii) revokes any and all proxies heretofore given in respect of the Covered Shares, and (iii) authorizes Mr. Lowe to file this Proxy Agreement and any substitution or revocation with MoviePass so that the existence of this Proxy Agreement is noted on the books and records of Helios. If requested, Helios will execute supplementary proxies and consents to give effect to this Proxy Agreement in connection with any vote of capital stock of Helios or any Helios stockholder written consent solicitation. The power of attorney granted by Helios herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Helios.

(b) This Proxy Agreement is coupled with an interest and is granted in consideration of MoviePass entering into the SPA.

(c) The attorney-in-fact and proxy named above is hereby authorized and empowered by Helios at any time after the date hereof to act as Helios’ attorney-in-fact and proxy with respect to the Covered Shares and hereby agrees to vote the Covered Shares in the same proportion as the vote of all other holders of the MoviePass Common Stock, excluding any shares of MoviePass Common Stock held by Helios, and to exercise all voting, consent and similar rights of Helios with respect to the Covered Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of the stockholders of MoviePass and in every written consent in lieu of such a meeting. Helios shall not commit or agree to take any action inconsistent with the foregoing.

ARTICLE II

MISCELLANEOUS

Section 2.01. Effective Date. This Proxy Agreement shall become effective upon the date first written above.

Section 2.02. Applicable Law; Dispute Resolution. This Proxy Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws. The parties agree that irreparable damage would occur in the event any of the provisions of this Proxy Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Proxy Agreement, to enforce specifically the terms and provisions of this Proxy Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware, in addition to any other remedies at law or in equity, and each party agrees it will not take any action, directly or indirectly, in opposition to another party seeking relief. Each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief. Furthermore, each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery or, to the extent that the Delaware Court of Chancery declines to exercise jurisdiction over the matter, other federal or state courts of the State of Delaware in the event any dispute arises out of this Proxy Agreement or the transactions contemplated by this Proxy Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Proxy Agreement or the transactions contemplated by this Proxy Agreement in any court other than the Court of Chancery or, to the extent that the Delaware Court of Chancery declines to exercise jurisdiction over the matter, other federal or state courts of the State of Delaware, and (d) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth below the signature of such party or to such address as subsequently modified by written notice given in accordance with Section 2.05.

Section 2.03. Assigns. This Proxy Agreement may not be assigned, whether outright or by operation of law, by any party hereto without the prior written consent of the non-assigning party.

Section 2.04. Entire Agreement; Termination. This Proxy Agreement contains the entire understanding among the parties hereto and supersedes all prior written or oral agreements among them respecting the within subject matter, unless otherwise provided herein. There are no representations, agreements, arrangements or understandings, oral or written, among the parties hereto relating to the subject matter of this Proxy Agreement that are not fully expressed herein. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate on the later of (i) eighteen (18) months after the date on which MoviePass’ Common Stock began trading on the Nasdaq Stock Market or the New York Stock Exchange and (ii) the date on which Lowe is no longer the Chief Executive Officer of MoviePass.

Section 2.05. Notices. All notices and other communications given or made pursuant to this Proxy Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent and affirmatively confirmed as received, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 2.05. If notice is given to MoviePass, a copy shall also be sent to Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, NY 10105, attention: Barry I. Grossman, Esq., telephone: (212) 370-1300, e-mail: bigrossman@egsllp.com and if notice is given to Helios, a copy shall also be given to Mitchell Silberberg & Knupp LLP, 11377 W. Olympic Blvd., Los Angeles, CA 90064, attention: Kevin Friedmann, Esq., telephone: (310) 312-3106, e-mail: kxf@msk.com.

Section 2.06. Waiver. No consent or waiver, express or implied, by any party to, or of any breach or default by another party in the performance of, this Proxy Agreement shall be construed as a consent to or waiver of any subsequent breach or default in the performance by such other party of the same or any other obligations hereunder.

Section 2.07. Counterparts. This Proxy Agreement may be executed in several counterparts, which shall be treated as originals for all purposes, and all counterparts so executed shall constitute one agreement, binding on all the parties hereto, notwithstanding that not all the parties are signatory to the original or the same counterpart. Any such counterpart shall be admissible into evidence as an original hereof against the person who executed it.

Section 2.08. Headings. The headings in this Proxy Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

Section 2.09. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, including, without limitation, as a result of any rules and regulations of the SEC, Nasdaq or NYSE then applicable to Helios, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.Section 2.10. Amendments and Waivers. The provisions of this Proxy Agreement may be modified or amended at any time and from time to time, and particular provisions of this Proxy Agreement may be waived or modified, with and only with an agreement or consent in writing signed by MoviePass, Lowe (or, if applicable, his duly appointed successor as Chief Executive Officer of MoviePass or any further successor thereto) and Helios.

Section 2.11. Further Assistance. The parties hereto shall execute and deliver all documents, provide all information and take or refrain from all such action as may be necessary or appropriate to achieve the purposes of this Proxy Agreement.

Section 2.12. Third Party Beneficiary. MoviePass is an intended third party beneficiary of this Proxy Agreement.

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IN WITNESS WHEREOF this Proxy Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

HELIOS AND MATHESON ANALYTICS INC.

By:
Name:
Title:

Address:

350 5th Avenue, Suite 7520
New York, NY 10018

Mitch lowe

Address:
Chief Executive Officer MoviePass Inc. 175 Varick Street, Suite 604 New York, NY 10012

Acknowledged and Agreed:

MoviePass Inc.

By:
Name:
Title:

[Signature Page to Voting Proxy Agreement]